As filed with the Securities and Exchange Commission on May 12, 2010
Registration No. 333-148616

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	87-0642947
(State of Incorporation)	(I.R.S. Employer Identification No.)

570 Del Rey Avenue
Sunnyvale, California 94085
(Address of principal executive offices, including zip code)

Intraop Medical Corporation 2005 Equity Incentive Plan
(Full title of the plan)
John Powers
President and Chief Executive Officer
Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, California 94085
(408) 636-1020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Laura M. Medina, Esq.
Cooley llp
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-148616) (the “Registration Statement”) of Intraop Medical Corporation (the “Company”) pertaining to 42,062,664 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which was filed with the Securities and Exchange Commission and became effective on January 11, 2008. The Registration Statement registered 42,062,664 shares of Common Stock for sale pursuant to the Intraop Medical Corporation 2005 Equity Incentive Plan.
This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 12, 2010.

INTRAOP MEDICAL CORPORATION
By:	/s/ John Powers
John Powers
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oliver Janssen Oliver Janssen	Chairman of Board of Directors and Director	May 12, 2010

/s/ John Powers John Powers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2010

/s/ J.K. Hullett J.K. Hullett	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 12, 2010

Director
Keith Jacobsen

/s/ Stephen L. Kessler	Director	May 12, 2010
Stephen L. Kessler

/s/ Greg Koonsman	Director	May 12, 2010
Greg Koonsman

/s/ Rawleigh Ralls	Director	May 12, 2010
Rawleigh Ralls